                                             Exhibit 99.1

Media contact	Investor contact
Timothy Barello, 212.299.2256	Adam Minick, 312.340.8365
Laurie Bischel, 312.648.8698	investors@cmegroup.com
news@cmegroup.com	CME-G
cmegroup.mediaroom.com
FOR IMMEDIATE RELEASE
CME Group Inc. Reports All-Time Record Revenue of $1.5 Billion for Q2 2024
•Record quarterly adjusted net income and earnings per share
•Highest Q2 average daily volume (ADV) in company history (26 million contracts)
•Year-over-year growth across every asset class
CHICAGO, July 24, 2024 - CME Group Inc. (NASDAQ: CME) today reported financial results for the second quarter of 2024.
The company reported revenue of $1.5 billion and operating income of $1.0 billion for the second quarter of 2024. Net income was $883 million and diluted earnings per common share were $2.42. On an adjusted basis, net income was $932 million and diluted earnings per common share were $2.56. Financial results presented on an adjusted basis for the second quarter of 2024 and 2023 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1

"As escalating uncertainties drove an increased need for risk management across all asset classes, CME Group achieved record Q2 volume and generated record revenue, adjusted net income and adjusted earnings per share," said CME Group Chairman and Chief Executive Officer Terry Duffy. "During the quarter, and for the first time in more than a decade, our volume and open interest grew in every asset class, with overall ADV up 16% in commodities and 13% in financial markets. We also reached significant records in many of our U.S. Treasury products where ADV increased 36% to 8.2 million contracts."

"As we move through the remainder of 2024, we will continue to focus on delivering capital efficiencies, bringing new products to market and creating additional value for our clients through our partnership with Google Cloud."

Second-quarter 2024 average daily volume (ADV) was 25.9 million contracts, including non-U.S. ADV, which reached a record 7.8 million contracts.
1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements and earnings presentation materials.

- more -

Clearing and transaction fees revenue for second-quarter 2024 totaled $1.2 billion. The total average rate per contract was $0.708. Market data revenue totaled $175 million for second-quarter 2024.
As of June 30, 2024, the company had approximately $2.0 billion in cash (including $225 million deposited with Fixed Income Clearing Corporation, which is included in other current assets) and $3.4 billion of debt. The company paid dividends during the second quarter of approximately $419 million. The company has returned approximately $25.2 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.

CME Group will hold a Q&A conference call to discuss second-quarter 2024 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group's website at investor.cmegroup.com under Events & Presentations. An archived recording will be available for up to two months after the call.

    As the world's leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data – empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals. The company offers futures and options on futures trading through the CME Globex platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc. CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. BrokerTec and EBS are trademarks of BrokerTec Europe LTD and EBS Group LTD, respectively. The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“S&P DJI”). “S&P®”, “S&P 500®”, “SPY®”, “SPX®”, US 500 and The 500 are trademarks of Standard & Poor’s Financial Services LLC; Dow Jones®, DJIA® and Dow Jones Industrial Average are service and/or trademarks of Dow Jones Trademark Holdings LLC. These trademarks have been licensed for use by Chicago Mercantile Exchange Inc. Futures contracts based on the S&P 500 Index are not sponsored, endorsed, marketed, or promoted by S&P DJI, and S&P DJI makes no representation regarding the advisability of investing in such products. All other trademarks are the property of their respective owners.

- more -

Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management programs to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third parties, including risks related to the performance, reliability and security of technology used by our third-party providers and third-party providers that our clients rely on; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in contract volume and order transaction traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with the performance of our joint ventures with S&P Dow Jones (S&P Dow Jones Indices LLC) in index services and in trade processing/post trade services (OSTTRA), our primary business and distribution partners’ actions and our partnership with Google Cloud; variances in earnings on cash accounts and collateral that our clearing house holds for its clients; impact of CME Group pricing and incentive changes; impact of aggregation services and internalization on trade flow and volumes; any negative financial impacts from changes to the terms of intellectual property and index rights; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry, channel partner and customer consolidation and/or concentration; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; increases in effective tax rates, borrowing costs, or changes in tax policy; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings. For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission ("SEC") on February 28, 2024, under the caption "Risk Factors".

# # #

CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	June 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$1,789.9	$2,912.0
Marketable securities	121.7	111.7
Accounts receivable, net of allowance	599.5	535.6
Other current assets (includes $5.2 in restricted cash)	567.5	1,138.4
Performance bonds and guaranty fund contributions	85,670.0	90,192.5
Total current assets	88,748.6	94,890.2
Property, net of accumulated depreciation and amortization	384.5	409.5
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	2,932.5	3,050.2
Goodwill	10,488.6	10,495.3
Other assets	3,649.8	3,685.6
Total Assets	$123,379.3	$129,706.1
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$99.9	$90.6
Short-term debt	749.5	—
Other current liabilities	454.6	3,133.8
Performance bonds and guaranty fund contributions	85,670.0	90,192.5
Total current liabilities	86,974.0	93,416.9
Long-term debt	2,677.2	3,425.4
Deferred income tax liabilities, net	5,309.1	5,327.7
Other liabilities	783.2	798.2
Total Liabilities	95,743.5	102,968.2
Total CME Group Shareholders’ Equity	27,635.8	26,737.9
Total Liabilities and Equity	$123,379.3	$129,706.1

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Clearing and transaction fees	$1,249.9	$1,118.3	$2,458.8	$2,318.5
Market data and information services	175.0	163.1	350.4	328.9
Other	107.6	78.8	211.2	154.4
Total Revenues	1,532.5	1,360.2	3,020.4	2,801.8
Expenses
Compensation and benefits	204.7	205.7	410.7	410.2
Technology	64.1	53.3	123.5	104.6
Professional fees and outside services	34.7	37.8	67.8	76.1
Amortization of purchased intangibles	55.5	57.0	110.7	113.8
Depreciation and amortization	28.7	32.3	58.8	64.2
Licensing and other fee agreements	85.9	78.2	173.8	162.9
Other	58.3	57.3	114.9	117.7
Total Expenses	531.9	521.6	1,060.2	1,049.5
Operating Income	1,000.6	838.6	1,960.2	1,752.3
Non-Operating Income (Expense)
Investment income	1,044.5	1,568.2	2,115.8	2,925.9
Interest and other borrowing costs	(40.1)	(40.2)	(80.0)	(80.1)
Equity in net earnings of unconsolidated subsidiaries	86.4	75.1	173.6	153.3
Other non-operating income (expense)	(936.9)	(1,425.3)	(1,901.7)	(2,578.1)
Total Non-Operating Income (Expense)	153.9	177.8	307.7	421.0
Income before Income Taxes	1,154.5	1,016.4	2,267.9	2,173.3
Income tax provision	271.3	238.8	529.5	511.9
Net Income	$883.2	$777.6	$1,738.4	$1,661.4
Net Income Attributable to Common Shareholders of CME Group	$872.1	$767.8	$1,716.5	$1,640.5

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.43	$2.14	$4.78	$4.57
Diluted	2.42	2.14	4.77	4.56
Weighted Average Number of Common Shares:
Basic	359,330	358,940	359,294	358,937
Diluted	359,869	359,429	359,852	359,371

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024
Trading Days	62	63	63	61	63
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024
Interest rates	11,273	10,967	13,348	13,839	12,894
Equity indexes	6,216	6,353	6,922	6,856	6,779
Foreign exchange	898	942	1,007	984	1,075
Energy	2,104	2,126	2,158	2,412	2,447
Agricultural commodities	1,752	1,433	1,469	1,596	1,877
Metals	612	528	609	675	868
Total	22,855	22,349	25,513	26,360	25,941
Venue
CME Globex	20,907	20,838	23,503	23,985	24,143
Open outcry	1,124	713	1,126	1,333	825
Privately negotiated	825	797	885	1,043	974
Total	22,855	22,349	25,513	26,360	25,941

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024
Interest rates	$0.505	$0.508	$0.488	$0.486	$0.484
Equity indexes	0.644	0.625	0.616	0.641	0.628
Foreign exchange	0.800	0.791	0.806	0.787	0.754
Energy	1.347	1.324	1.338	1.334	1.297
Agricultural commodities	1.356	1.328	1.361	1.356	1.366
Metals	1.487	1.492	1.502	1.556	1.511
Average RPC	$0.724	$0.707	$0.682	$0.695	$0.708

1. ADV and RPC includes futures and options on futures only.

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net Income	$883.2	$777.6	$1,738.4	$1,661.4
Restructuring and severance	0.8	1.6	3.6	2.3
Amortization of purchased intangibles(1)	68.9	70.5	137.6	140.6
Strategic transaction-related costs (credits)	(1.1)	—	0.8	(2.2)
Real estate-related costs (credits)	(1.0)	—	(1.0)	—
Foreign exchange transaction (gains) losses	(0.3)	1.1	(2.1)	1.8
Unrealized and realized (gains) losses on investments	(9.2)	1.0	(11.7)	(73.8)
Unrealized and realized (gains) losses on assets	—	0.4	0.8	0.4
Income tax effect related to above	(11.0)	(15.0)	(25.0)	(11.0)
Other income tax items	1.9	(0.8)	1.9	(0.8)
Adjusted Net Income	$932.2	$836.4	$1,843.3	$1,718.7

Adjusted Net Income Attributable to Common Shareholders of CME Group	$920.4	$825.9	$1,820.1	$1,697.0

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.43	$2.14	$4.78	$4.57
Diluted	2.42	2.14	4.77	4.56

Adjusted Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$2.56	$2.30	$5.07	$4.73
Diluted	2.56	2.30	5.06	4.72

Weighted Average Number of Common Shares:
Basic	359,330	358,940	359,294	358,937
Diluted	359,869	359,429	359,852	359,371
Preferred shares(2)	4,584	4,584	4,584	4,584

1. Includes $11.1 million of amortization of purchased intangibles (net of tax) at OSTTRA and $2.4 million of amortization of purchased intangibles at S&P Dow Jones Indices LLC, reported in Equity in net earnings of unconsolidated subsidiaries on the Consolidated Statements of Income.

2. Preferred shares have similar rights as common shares without voting rights.